Exhibit 99

TI reports 2Q14 financial results and shareholder returns

Conference call on TI website at 4:30 p.m. Central time today

www.ti.com/ir

DALLAS (July 21, 2014) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported second-quarter revenue of $3.29 billion, net income of $683 million and earnings per share of 62 cents.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue for the quarter came in just above the middle of our expected range and earnings were near the top of the range, marking another quarter of solid execution.

•	“We delivered 8 percent year-over-year revenue growth, or 13 percent when legacy wireless revenue is excluded. Analog and Embedded Processing comprised 82 percent of second-quarter revenue, 4 points higher than a year ago.

•	“Gross margin of 57.1 percent, a new record, reflects the quality of our Analog and Embedded Processing portfolio and the efficiency of our manufacturing strategy.

•	“The strength of our business model is reflected in our generation of cash flow from operations. Free cash flow for the trailing twelve-month period was up 10 percent from a year ago to $3.2 billion, or 25 percent of revenue. This is consistent with our target of 20-30 percent.

•	“We returned $4.2 billion to shareholders in the past twelve months through dividends paid and stock repurchases. Our strategy to return to shareholders all free cash flow not needed for net debt retirement, and to return proceeds from exercises of equity compensation, reflects our confidence in the long-term sustainability of our business model.

•	“Our balance sheet remains strong, with $2.8 billion of cash and short-term investments at the end of the quarter, 82 percent of which was owned by the company’s U.S. entities. Inventory days were 111, consistent with our model of 105-115 days.

•	“TI’s outlook for the third quarter of 2014 is for revenue in the range of $3.31 billion to $3.59 billion and earnings per share between $0.66 and $0.76. The annual effective tax rate for 2014 is expected to be about 28 percent, unchanged from our previous guidance.”

Revenue excluding legacy wireless and free cash flow are non-GAAP financial measures. Free cash flow is cash flow from operations less capital expenditures.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	2Q14	2Q13	Change
Revenue	$3,292	$3,047	8%
Operating profit	$982	$906	8%
Net income	$683	$660	3%
Earnings per share	$.62	$.58	7%

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	2Q14	2Q14	2Q13	Change
Cash flow from operations	$775	$3,587	$3,323	8%
Capital expenditures	$80	$388	$427	-9%
Free cash flow	$695	$3,199	$2,896	10%
Free cash flow % of revenue	21%	25%	24%

Capital expenditures for the past twelve months were 3 percent of revenue.

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	2Q14	2Q14	2Q13	Change
Dividends paid	$323	$1,282	$971	32%
Stock repurchases	$743	$2,931	$2,600	13%
Total cash returned	$1,066	$4,213	$3,571	18%

The company’s targeted cash return model is free cash flow minus net debt retirement plus proceeds from exercises of equity compensation.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended June 30,
	2014	2013
Revenue	$3,292	$3,047
Cost of revenue	1,411	1,477

Gross profit	1,881	1,570
Research and development (R&D)	349	389
Selling, general and administrative (SG&A)	472	471
Acquisition charges	82	86
Restructuring charges/other	(4)	(282)

Operating profit	982	906
Other income (expense), net	3	—
Interest and debt expense	24	24

Income before income taxes	961	882
Provision for income taxes	278	222

Net income	$683	$660

Earnings per common share:
Basic	$.63	$.59

Diluted	$.62	$.58

Average shares outstanding (millions):
Basic	1,071	1,103

Diluted	1,086	1,117

Cash dividends declared per share of common stock	$.30	$.28

Percentage of revenue:
Gross profit	57.1%	51.5%
R&D	10.6%	12.8%
SG&A	14.3%	15.5%
Operating profit	29.8%	29.7%

As required by accounting rule ASC 260, net income allocated to unvested restricted stock units (RSUs), on which we pay dividend equivalents, is excluded from the calculation of EPS. The amount excluded is $10 million and $11 million for the quarters ending June 30, 2014 and 2013.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	June 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$1,216	$1,180
Short-term investments	1,588	2,064
Accounts receivable, net of allowances of ($14) and ($31)	1,527	1,491
Raw materials	93	101
Work in process	894	926
Finished goods	757	693

Inventories	1,744	1,720

Deferred income taxes	389	474
Prepaid expenses and other current assets	992	1,109

Total current assets	7,456	8,038

Property, plant and equipment at cost	6,452	6,679
Accumulated depreciation	(3,408)	(3,068)

Property, plant and equipment, net	3,044	3,611

Long-term investments	219	203
Goodwill, net	4,362	4,362
Acquisition-related intangibles, net	2,062	2,388
Deferred income taxes	194	253
Capitalized software licenses, net	101	159
Overfunded retirement plans	126	106
Other assets	246	278

Total assets	$17,810	$19,398

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$254	$1,000
Accounts payable	402	437
Accrued compensation	484	463
Income taxes payable	109	218
Deferred income taxes	2	2
Accrued expenses and other liabilities	552	682

Total current liabilities	1,803	2,802

Long-term debt	4,394	4,165
Underfunded retirement plans	224	240
Deferred income taxes	484	584
Deferred credits and other liabilities	439	539

Total liabilities	7,344	8,330

Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares. Participating cumulative preferred. None issued.	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares. Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,273	1,117
Retained earnings	28,686	27,677
Treasury common stock at cost. Shares: June 30, 2014 – 673,260,360; June 30, 2013 – 639,643,135	(20,722)	(18,877)
Accumulated other comprehensive income (loss), net of taxes	(512)	(590)

Total stockholders’ equity	10,466	11,068

Total liabilities and stockholders’ equity	$17,810	$19,398

Certain amounts in the prior period’s financial statement have been reclassified to conform to the current presentation.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$683	$660
Adjustments to net income:
Depreciation	213	221
Amortization of acquisition-related intangibles	80	85
Amortization of capitalized software	14	15
Stock-based compensation	77	75
Gain on sales of assets	(2)	—
Deferred income taxes	(57)	(40)
Increase (decrease) from changes in:
Accounts receivable	(165)	(160)
Inventories	(30)	(20)
Prepaid expenses and other current assets	14	(318)
Accounts payable and accrued expenses	(59)	(36)
Accrued compensation	113	95
Income taxes payable	(128)	115
Changes in funded status of retirement plans	19	23
Other	3	(41)

Cash flows from operating activities	775	674

Cash flows from investing activities:
Capital expenditures	(80)	(97)
Proceeds from asset sales	3	—
Purchases of short-term investments	(415)	(1,866)
Proceeds from short-term investments	1,294	2,268
Other	—	5

Cash flows from investing activities	802	310

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	986
Repayment of debt	(1,000)	(1,500)
Dividends paid	(323)	(309)
Stock repurchases	(743)	(721)
Proceeds from common stock transactions	125	343
Excess tax benefit from share-based payments	15	11
Other	—	(7)

Cash flows from financing activities	(1,926)	(1,197)

Net change in Cash and cash equivalents	(349)	(213)
Cash and cash equivalents, beginning of period	1,565	1,393

Cash and cash equivalents, end of period	$1,216	$1,180

Certain amounts in the prior period’s financial statement have been reclassified to conform to the current presentation.

2Q14 segment results

	2Q14	2Q13	Change
Analog:
Revenue	$1,995	$1,745	14%
Operating profit	$664	$416	60%
Embedded Processing:
Revenue	$703	$618	14%
Operating profit	$104	$54	93%
Other:
Revenue	$594	$684	-13%
Operating profit*	$214	$436	-51%

*	Includes Acquisition charges and Restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog)

•	Revenue increased primarily due to Power Management. High Performance Analog, High Volume Analog & Logic and Silicon Valley Analog also grew.

•	Operating profit increased primarily due to higher revenue and associated gross profit.

Embedded Processing: (includes Processors, Microcontrollers and Connectivity)

•	Revenue increased primarily due to Processors and Microcontrollers, both of which grew about the same amount. Connectivity also grew.

•	Operating profit increased due to higher revenue and associated gross profit.

Other: (includes DLP® products, custom ASIC products, calculators, royalties and legacy wireless products)

•	Revenue declined due to legacy wireless products.

•	Operating profit decreased due to the non-recurrence of a gain associated with the transfer of wireless connectivity technology.

Non-GAAP financial information

Revenue excluding legacy wireless

This release includes a reference to TI’s revenue excluding legacy wireless product revenue. The company believes this measure, which was not prepared in accordance with generally accepted accounting principles in the United States (GAAP) and is supplemental to the comparable GAAP measure, provides investors with insight into TI’s underlying business results.

Reconciliation to the most directly comparable GAAP measure is provided in the table below.

	For Three Months Ended June 30,
	2014	2013	Change
Revenue (GAAP)	$3,292	$3,047	8%
Legacy wireless revenue	(5)	(148)

TI Revenue less legacy wireless revenue (non-GAAP)	$3,287	$2,899	13%

Free cash flow and associated ratios

This release also includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

The company believes that free cash flow and the associated ratios provide insight into its liquidity, its cash-generating capability and the amount of cash potentially available to return to investors, as well as insight into its financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP-based measures is provided in the table below.

	For Three Months Ended	For Twelve Months Ended June 30,
	June 30, 2014	2014	2013	Change
Revenue	$3,292	$12,547	$12,301
Cash flow from operations (GAAP)	$775	$3,587	$3,323	8%
Capital expenditures	(80)	(388)	(427)

Free cash flow (non-GAAP)	$695	$3,199	$2,896	10%

Cash flow from operations as a percent of revenue (GAAP)	24%	29%	27%
Free cash flow as a percent of revenue (non-GAAP)	21%	25%	24%

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Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in markets such as personal electronics, especially the mobile phone sector, and industrial;

•	TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

•	Violations of or changes in the complex laws, regulations and policies to which our global operations are subject, and economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

•	Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•	Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Financial difficulties of our distributors or their promotion of competing product lines to TI’s detriment;

•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;

•	Customer demand that differs from our forecasts;

•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;

•	Impairments of our non-financial assets;

•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;

•	TI’s ability to recruit and retain skilled personnel;

•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;

•	TI’s obligation to make principal and interest payments on its debt;

•	TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Breaches of our information technology systems.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s Form 10-K for the year ended December 31, 2013. The forward-looking statements included in this release are made only as of the date of this release, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping more than 100,000 customers transform the future, today. Learn more at www.ti.com.

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